Exhibit 99.2

Independent Auditor’s Report

Board of Directors

Morex Marketing Group, LLC

Pomona, New York

We have audited the accompanying balance sheets of Morex Marketing Group, LLC as of December 31, 2005 and 2004, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morex Marketing Group, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Blackman Kallick Bartelstein, LLP

Chicago, Illinois
April 20, 2006

Morex Marketing Group, LLC.

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
Assets
Current Assets
Cash	$152,002	$188,538
Trade Receivables	1,119,393	89,577
Prepaid Expenses	0	5,398
Total Current Assets	1,271,395	283,513

Property and Equipment
Software	174,057	19,325
Equipment	9,055	2,446
Subtotal	183,112	21,771
Less: Accumulated Depreciation	(24,786)	(238)
Net Property and Equipment	158,326	21,533

Intangible Assets (net of accumulated amortization)	1,670,896	669,916
TOTAL ASSETS	$3,100,617	$974,962

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Trade Payables	$453,212	$233,789
Distributions Payable	227,789	93,785
Accrued Expenses	191,032	2,128
Total Current Liabilities	872,033	329,702

Members’ Equity	2,228,583	645,260

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,100,617	$974,962

The accompanying notes are an integral part of the financial statements.

Morex Marketing Group, LLC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004
Revenue	$5,208,498	$1,283,082

Cost of Revenue	1,093,892	98,390

Gross Profit	4,114,606	1,184,692

Selling, General and Administrative Expenses	950,942	135,836

Income from operations	3,163,664	1,048,856

Interest Income	379	0

Net Income	$3,164,043	$1,048,856

The accompanying notes are an integral part of the financial statements.

Morex Marketing Group, LLC.

STATEMENTS OF MEMBERS’ EQUITY

For the Years Ended December 31, 2005 and 2004

	2005	2004
Members’ Equity, January 1	$645,260	$0

Contributed Capital	0	19,218

Net Income	3,164,043	1,048,856

Distributions	(1,580,720)	(422,814)

Members’ Equity, December 31	$2,228,583	$645,260

The accompanying notes are an integral part of the financial statements.

Morex Marketing Group, LLC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from Operating Activities
Net Income	$3,164,043	$1,048,856
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities
Depreciation and Amortization	1,034,922	83,925
(Increase)Decrease in Assets:
Trade Receivables	(1,029,816)	(267,204)
Prepaid Expenses	5,398	(5,398)
Increase(Decrease) in Liabilities
Trade Payables	219,423	233,789
Accrued Expenses	188,904	2,128
Net Cash Provided by Operating Activities	3,585,323	1,096,096

Cash Flows from Investing Activities
Capital Expenditures	(161,341)	(21,771)
Acquisitions of Databases	(2,013,233)	(736,385)
Net Cash Used in Investing Activities	(2,177,023)	(758,156)

Cash Flows from Financing Activities
Contributed Capital	0	2,000
Distributions to Members	(1,444,837)	(151,402)
Net Cash Used in Financing Activities	(1,444,837)	(149,402)

Net Cash Change	(36,536)	188,538

Cash – Beginning of Period	188,538	0

Cash – End of Period	$152,002	$188,538

Supplemental Disclosure of Cash Flow Information:
Non-Cash Financing Activity:
Distribution payable to Member (necessary under Company’s operating agreement which requires pro-rata distributions)	$227,789	$93,785

Contribution of Member’s Personal Payment of Vendor Invoice for Company Databases	$0	$17,218

Trade Receivable Collected Personally by Member and Classified as a Distribution to that Member	$0	$177,627

The accompanying notes are an integral part of the financial statements.

MOREX MARKETING GROUP, LLC.

Notes to Financial Statements

For the Years Ended December 31, 2005 and 2004

NOTE A - PRINCIPLES OF COMBINATION AND BUSINESS ACTIVITIES

Morex Marketing Group, LLC (“Morex”) is a New York limited liability company and the owner of the Internet website www.Babytobee.com. Through Babytobee.com, Morex has developed a model for compiling the names of moms-to-be in the marketplace and direct marketing to expecting and new parents, primarily via the Internet.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Aspects of the Limited Liability Company

As a limited liability company, each member’s liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement. Morex is set up to dissolve on March 1, 2034, unless extended by amendment to the operating agreement as it prescribes.

Morex is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, Morex. Members are taxed individually on their share of the company’s earnings. Morex’s net income or loss is allocated among the members in accordance with the operating agreement of the company. Accordingly, the financial statements do not reflect a provision for income taxes.

Morex’s operating agreement requires distributions made to the members to be pro-rata. In the event cash distributions made during the periods were not made pro-rata, it is Morex’s policy to record a distribution payable to members to effectively record distributions pro-rata in accordance with the operating agreement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when the names lists are delivered to the customer.

Trade Receivables

Receivables are carried at original invoice amount. No provision for doubtful accounts has been made as of December 31, 2005 and 2004, as management considers all amounts fully collectible. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Receivables are written off when deemed uncollectible.

Depreciation

Property and equipment are stated at cost. Depreciation is provided on the straight-line method for financial statement purposes and accelerated methods for tax purposes. Repairs and maintenance are expensed as incurred. The estimated useful lives of the assets are as follows:

Equipment	5 years
Software	3 years

Intangible Assets

Intangible assets consist of databases of demographic and other data of expectant and new parents in the marketplace. These assets are acquired from external resources, recorded at cost and are amortized using the straight-line method over a period of one to two years.

NOTE C - CASH

Substantially all of Morex’s cash is held at one financial institution. Cash deposits held by the bank exceeded FDIC-insured limits by $52,002 as of December 31, 2005. Morex has not experienced any losses in such accounts. Morex believes it is not exposed to any significant credit risk on cash.

NOTE D - INTANGIBLE ASSETS

Intangible assets consist of the following:

	2005	2004
Database Acquisition Costs	$2,766,836	$751,153
Accumulated Amortization	1,095,940	81,237
	$1,670,896	$669,916

Amortization expense was $1,009,019 and $81,237 for the twelve months ended December 31, 2005 and 2004, respectively. Estimated future amortization expense for the following two years is as follows:

Year ended December 31, 2006	$1,807,789
Year ended December 31, 2007	363,107
$1,670,896

NOTE E - ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2005 and 2004:

	2005	2004
Accrued Payroll	$7,838	$2,128
Accrued Professional Fees	183,194	0
Total	$191,032	$2,128

NOTE F - RELATED PARTIES

Morex rents office space from two of its members on a month-to-month basis, beginning in July 2004.  Rent expense charged to the company under this agreement was $48,000 and $24,000 for the years ended December 31 2005 and 2004, respectively.

NOTE G – CONCENTRATIONS

For the years ended December 31, 2005 and 2004, 54.8% and 79.3%, respectively, of Morex’s revenues were generated from services rendered to two individual customers.  Services rendered to one of these customers, Catamount Group, as described in Note H, account for approximately 12.1% and 15.5% of revenue as of December 31, 2005 and 2004, respectively.  Approximately 25.6% and 64.9% of the trade receivables as of December 31, 2005 and 2004, respectively, were from these same customers.

For the years ended December 31, 2005 and 2004, approximately 76.2% and 80.1%, respectively, of the purchases of intangible assets, that are the basis for primary sources of Morex’s revenue, were generated from services rendered by three and two individual vendors.  Approximately 70.4% and 70.3% of the trade payables as of December 31, 2005 and 2004 were payable to these same vendors.

NOTE H - SUBSEQUENT EVENT

On January 20, 2006, Catamount Group, LLC., Catamount Management, LLC and Plan Bee, LLC (collectively “Catamount Group”) merged with and into Morex. Catamount Group is one of the leading brokers of online lead generation data to the off-line direct marketing industry, offering services beyond the traditional direct marketing agency. As consideration for the merger, the member of Catamount Group received an 8% stake of Morex valued at approximately $1,700,000. Morex is in the process of valuing certain intangible assets related to this acquisition and thus the allocation of the purchase price has not been completed.

On January 20, 2006, Morex was acquired by Think Partnership Inc. (“Think Partnership”), a Nevada public company. As consideration for the acquisition, the members of Morex received an aggregate of $9,438,778 in cash and an aggregate of 5,513,845 shares of common stock, valued at $2.18 per share. Further, the members of Morex may receive earnout payments (each, an “Earnout Payment”) to be paid in 2006, 2007, 2008 and 2009. Each year’s earnout payment shall be equal to the excess of (A) four times the aggregate earnings of Morex for the previous calendar year over (B) the aggregate amount of merger consideration previously paid by the Company (including any Earnout Payments); provided, however, in no event shall the total aggregate merger consideration (including the Earnout Payments) payable to the members of Morex exceed $50 million. Each Earnout  Payment, to the extent earned, will be paid 50% in cash and 50% in shares of Think Partnership’s common stock valued at the  average of the closing prices for shares of their common stock on the last day on which such shares were traded for each quarter of the calendar  year on which the particular Earnout Payment is based, provided that, in the Think Partnership’s sole discretion it may pay to the members in cash any Earnout Payment that is otherwise  required to be paid in shares of common stock  (“Earnout Stock”),  if the delivery of shares of the Earnout Stock would cause the total merger consideration paid by Think  Partnership in the form of common stock to exceed 7,674,305 shares. The members of Morex also received warrants to purchase an aggregate of 105,000 shares of Company common stock at $3.50 per share.